Exhibit 99.1

             Abiomed Announces Fiscal 2007 Revenue up 16%
                            to $51 Million

  -Record Number of Disposable Units (625) Shipped in Fiscal Q4 2007

                -Gross Margin of 80% in Fiscal Q4 2007

      -Fiscal 2008 Revenue Growth Forecasted at Greater Than 20%

    DANVERS, Mass.--(BUSINESS WIRE)--May 17, 2007--Abiomed, Inc. (NASDAQ: ABMD) today announced financial results for its fourth quarter of fiscal 2007 ended March 31, 2007. Revenue for the fourth quarter of fiscal 2007 was $13.9 million and revenue for the full fiscal year 2007 reached $50.6 million, up approximately 16% over fiscal year 2006. For the full fiscal year 2007, revenue from its AB5000 product platform was up 38%, BVS declined 22%, and Impella was up 87%.

    Recent financial and operating highlights include:

    -- In the fourth quarter of fiscal 2007, Abiomed shipped a record 625 disposable units. Revenues in the fourth quarter of fiscal 2007 as compared to the fourth quarter of fiscal 2006 for AB5000 disposables increased 15%, BVS disposables revenue declined 19%, and Impella disposables revenue grew 140%.

    -- The Company believes there will be U.S. market demand for Abiomed's iPulse console (combination driver for the Intra-Aortic Balloon, BVS and AB5000) following FDA supplement approval anticipated later this summer. In December 2006, Abiomed announced the new iPulse Console and 510(k) clearance of its Intra-Aortic Balloon. In the fourth quarter of fiscal 2007, Abiomed began selling Intra-Aortic Balloons. In the fourth quarter of fiscal 2007 compared to the fourth quarter of fiscal 2006, AB5000 console revenue declined 38%, however, total AB5000 console revenue increased 41% for the full fiscal year 2007 compared to fiscal 2006.

    -- Fourth quarter of fiscal 2007 total revenue of $13.9 million increased approximately 1% compared to the same period of fiscal 2006, as disposables growth was partially offset by lower AB5000 console revenue.

    -- Gross margin for the fourth quarter of fiscal 2007 was 80%, up 800 basis points compared to the same period of fiscal 2006.

    -- The fourth quarter of fiscal 2007 was the fifth consecutive record quarter for the number of patients supported by AB5000 Circulatory Support Systems worldwide and a record number of AB5000 Ventricles were shipped during the quarter.

    -- The fourth quarter of fiscal 2007 GAAP net loss was $6.3 million, or $.22 per share, which included stock option and other stock-based compensation expense of $1.2 million, or $.04 per share. The net loss for the fourth quarter of fiscal 2006 was $3.7 million, or $.14 per share.

    -- Completed public offering of approximately 5.1 million common shares with net cash proceeds of approximately $65 million.

    -- Completed patient enrollment of 20 patients in the pilot trial for Impella 2.5. The pilot trial will be completed after Abiomed has concluded all necessary post-enrollment patient monitoring. In addition, Abiomed continues to work with the FDA on its 510(k) submission for the Impella 2.5.

    "We are pleased with our momentum during fiscal year 2007 as we increased our global distribution, announced four new products, demonstrated progress with our regulatory approvals and grew revenue by double digits," said Michael R. Minogue, Chairman, CEO and President of Abiomed. "We are excited about our growth opportunities in fiscal 2008 as we bring Impella, iPulse and other new products to global markets to establish heart recovery as the standard of care for all acute events."

    Abiomed forecasts fiscal 2008 revenue growth to be greater than 20%, with incremental revenue growth based on the timing of U.S. clinical trials and global regulatory approvals of new products (Impella 2.5, Impella 5.0, Impella pediatric, iPulse supplement, AbioCor supplement, and other products to be announced). Abiomed's forecast for fiscal 2008 does not include the impact of potentially receiving 510(k) clearance of the Impella 2.5. Based on its current strategy to increase its global distribution and invest in research and development to broaden its product portfolio, the Company expects a GAAP net loss in fiscal 2008 of approximately $21 million to $26 million, including the effects of stock option expense of approximately $6 million.

    Financial information for the fourth quarter and full year of fiscal 2007 is attached to this press release.

    CONFERENCE CALL AND WEBCAST INFORMATION

    The Company will host a conference call to discuss the results on May 17, 2007, at 11:00 a.m. ET. Michael R. Minogue, chairman, chief executive officer and president, and Daniel J. Sutherby, chief financial officer, will host the conference call.

    To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial 800-510-0219; the international number is 617-614-3451. The access code is 91288639. A replay of this conference call will be available beginning at 1 p.m. ET on May 17, 2007 through 11:59 p.m. ET on May 31, 2007. The replay phone number is 888-286-8010; the international number is 617-801-6888. The replay access code is 88212273.

    ABOUT ABIOMED

    Based in Danvers, Massachusetts, Abiomed, Inc., is a leading provider of medical devices that provide circulatory support to acute heart failure patients across the continuum of care in heart recovery. Our products are designed to enable the heart to rest, heal and recover by improving blood flow and/or performing the pumping of the heart. For additional information please visit: www.abiomed.com.

    FORWARD-LOOKING STATEMENTS

    This Release contains forward-looking statements, including statements regarding development of Abiomed's existing and new products, the Company's progress toward commercial growth, and future opportunities. The Company's actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, anticipated future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company's filings with the Securities and Exchange Commission, including its most recently filed quarterly report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Release or to reflect the occurrence of unanticipated events.



                    ABIOMED, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Unaudited)
                  (in thousands, except share data)

                                                     March 31,
                                               ----------------------
                                                 2007        2006
                                               ----------  ----------
ASSETS
Current assets:
   Cash and cash equivalents                   $  69,646   $   7,832
   Short-term marketable securities                5,479      23,003
   Accounts receivable, net                       10,932       8,880
   Inventories                                     8,567       4,868
   Prepaid expenses and other current assets       1,758       1,860
                                               ----------  ----------
Total current assets                              96,382      46,443


Property and equipment, net                        5,764       4,824
Intangible assets, net                             7,329       8,164
Goodwill                                          26,708      19,106
                                               ----------  ----------
Total Assets                                   $ 136,183   $  78,537
                                               ==========  ==========



LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                            $   5,185   $   3,070
   Accrued expenses                                7,017       5,185
   Deferred revenue                                  695         484
                                               ----------  ----------

Total current liabilities                         12,897       8,739
                                               ----------  ----------

Long-term deferred tax liability                   1,191         310
                                               ----------  ----------

Total Liabilities                                 14,088       9,049
                                               ----------  ----------


Commitments and Contingencies

Stockholders' equity:
   Class B Preferred stock, $.01 par value            --          --
     Authorized--1,000,000 shares; Issued and
      outstanding--none
   Common Stock, $.01 par value--
     Authorized--100,000,000 shares; Issued--
      32,254,577 shares at March 31, 2007 and
      26,474,270 shares at March 31, 2006
     Outstanding--32,243,558 shares at March
      31, 2007 and 26,468,091 shares at March
      31, 2006                                       323         265
   Additional paid-in capital                    292,467     214,666
   Deferred stock-based compensation                  --        (171 )
   Accumulated deficit                          (171,189 )  (143,308 )
     Treasury stock, at cost
         11,019 shares at March 31, 2007 and
          6,179 shares at March 31, 2006            (116 )       (66 )
   Accumulated other comprehensive (loss)
    income                                           610      (1,898 )
                                               ----------  ----------

Total stockholders' equity                       122,095      69,488
                                               ----------  ----------

Total liabilities and stockholders' equity     $ 136,183   $  78,537
                                               ==========  ==========




                    ABIOMED, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Unaudited)
                (in thousands, except per share data)
----------------------------------------------------------------------

                             Three months ended  Twelve months ended
                                 March 31,            March 31,
                             ------------------  --------------------
                              2007      2006       2007       2006
                             --------  --------  ---------  ---------
Revenue:
   Products                  $13,710   $13,717   $ 50,408   $ 43,322
   Funded research and
    development                  141        79        241        348
                             --------  --------  ---------  ---------

                              13,851    13,796     50,649     43,670

Costs and expenses:
   Cost of product revenue
    excluding amortization     2,731     3,834     12,012     11,685
   Research and development    5,963     4,222     22,292     16,739
   Selling, general and
    administrative            11,093     9,365     42,448     30,923
   Expensed in-process
    research and development      --        --        800     13,306
   Amortization of
    intangible assets            365       353      1,608      1,308
                             --------  --------  ---------  ---------

                              20,152    17,774     79,160     73,961
                             --------  --------  ---------  ---------

Loss from operations          (6,301 )  (3,978 )  (28,511 )  (30,291 )
                             --------  --------  ---------  ---------


Other income:
   Investment income             204       318      1,045      1,194
   Foreign exchange gain
    (loss)                      (176 )      52        (27 )     (116 )
   Other income, net              55        29         87        120
                             --------  --------  ---------  ---------

                                  83       399      1,105      1,198
                             --------  --------  ---------  ---------

Net loss before provision
 for income taxes             (6,218 )  (3,579 )  (27,406 )  (29,093 )
Provision for income taxes       131       103        475        356
                             --------  --------  ---------  ---------
Net loss                     $(6,349 ) $(3,682 ) $(27,881 ) $(29,449 )
                             ========  ========  =========  =========



Basic and diluted net loss
 per share                   $ (0.22 ) $ (0.14 ) $  (1.03 ) $  (1.15 )
Weighted average shares
 outstanding                  28,336    26,382     27,124     25,649

    CONTACT: Abiomed, Inc.
             Daniel J. Sutherby, 978-646-1812
             Chief Financial Officer
             ir@abiomed.com
             or
             Liza Heapes, 978-646-1668
             Media Relations
             mediarelations@abiomed.com